EXHIBIT 99.1

ProText Mobility Inc. (OTC: TXTM) Updates Shareholders on Strategic Developments, Liquidity, and Stock Purchases

Key Highlights

  Ongoing open-ended discretionary stock purchases by the president and chairman, demonstrating confidence in TXTM’s growth and future.
  No salaries paid from inception to date, ensuring financial discipline and no dilution.
  The company has not had any reverse stock splits to date, protecting value for shareholders.
  Strategic liquidity arrangements with BNY Mellon, Standard Bank, Absa, and Melville Douglas.
  Custodial wallet pilot program supporting foreign direct trade and the influx of foreign equities.
  Tokenization of RWAs, providing greater liquidity, capital flexibility, and global scalability.
  Proprietary kettle tech

FORT LAUDERDALE, Fla., March 13, 2026 (GLOBE NEWSWIRE) -- ProText Mobility Inc. (OTC: TXTM), a biotech company and leader in blockchain-enabled asset tokenization and compliant Real-World Asset (RWA) solutions, is excited to provide an important strategic update to its shareholders and investors. ProText is aggressively advancing its uplisting efforts, unlocking hidden value, and taking significant strides toward global market leadership.

Unwavering Confidence: Open-Ended Stock Purchases

The president and chairman of ProText Mobility Inc. has continued to only buy and accumulate shares, with no sales ever made. This shows strong confidence in the company’s growth potential, especially as ProText moves forward with its uplisting and Deloitte valuation. The president’s commitment will accelerate, with aggressive stock purchases to address the disparity between the current stock price and the company’s intrinsic value.

No Salaries, No Reverse Split

ProText remains steadfast in its commitment to financial discipline, having never paid salaries to any of its executives from inception to date. This ensures that the company’s focus remains on creating shareholder value, with no dilution or unnecessary financial overhead. The company has not had any reverse stock splits to date, further protecting shareholders from any dilution-related impact. ProText maintains zero debt, strong financial health, and a balanced, focused approach to growth.

Strategic Liquidity Arrangements with Major Banks

In alignment with its global expansion goals, ProText has secured liquidity arrangements for TXTM common stock via custodial wallets with BNY Mellon, Standard Bank, Melville Douglas, and Absa. These relationships allow ProText to leverage its stock for growth, expand its capital base, and execute on its strategic goals. ProText is also advancing its custodial wallet pilot program, which is key to its foreign direct trade initiatives and the influx of foreign equities.

Tokenization and Financial Flexibility

ProText’s access to blockchain-enabled RWA tokenization platform is at the forefront of transforming real-world assets into digital tokens, enabling capital flexibility and opening new liquidity pathways. ProText’s access to platform allows for the interchangeability between fiat and digital assets, enhancing market scalability and liquidity. This will empower ProText to expand rapidly into new markets, creating immense growth opportunities for the company.

Leveraging Proprietary Kettle Tech & Nano Technology for Exponential Tokenization Potential

ProText’s proprietary kettle tech and nano-technology continue to enhance the company’s tokenization capabilities by improving the bioavailability of physical assets, particularly Active Pharmaceutical Ingredients (APIs). This increased bioavailability offers exponential potential for the tokenization of APIs and other key assets that the company works with. By enabling faster absorption and enhanced efficacy of these assets, ProText can not only accelerate the development of new digital assets but also unlock new revenue streams within the biotech and pharmaceutical sectors.

This advancement positions ProText at the forefront of a transformative shift in how APIs are handled and tokenized, creating valuable opportunities for global scalability and growth.

HULE Investment Strategy: Reinvestment Loop Adding Value

A key strategic element in ProText’s long-term growth is the HULE investment strategy, a powerful model for creating a reinvestment loop that drives both balance sheet value and franchise growth.

By reinvesting capital into the company, ProText is able to fuel its growth and maximize shareholder value. The HULE strategy centers around compounding returns through strategic, institutional-grade investments that feed back into the company, enhancing both its market position and financial health.

This self-sustaining loop works by utilizing capital efficiencies and focused reinvestment to not only bolster the balance sheet but also position ProText for long-term growth. The HULE strategy’s impact is clear: it provides ProText with the ability to accelerate its value creation, increase its franchise strength, and ultimately lead to stock price appreciation as the company continues to scale.

The HULE investment strategy doesn’t just provide capital flexibility, but also creates a predictable, scalable growth model that powers ProText’s expansion, increasing operating leverage and market competitiveness.

Seed Stock and IFRS Boost to the Balance Sheet

ProText’s seed stock held on the balance sheet will now see a significant boost under the new IFRS standards. As the company moves toward IFRS-compliant audited financials, the seed stock value, which has been building steadily, will gain recognition in line with global accounting standards. This IFRS treatment will not only enhance the balance sheet but also help in unlocking additional value for ProText, driving higher franchise value and positioning the company for further growth and stock price appreciation.

Uplisting to a Major Exchange

The company is actively working toward its uplisting to a major exchange. The completion of IFRS-compliant audited financials is a critical step toward achieving this goal. By adhering to international accounting standards, ProText is positioning itself for a seamless transition to a major exchange, enhancing its market visibility and opening the door for institutional investors.

TruLeaf LOI: Unlocking Hidden IFRS Value

As part of its IFRS-driven strategy, the TruLeaf Letter of Intent (LOI) will unlock hidden value in the company’s balance sheet. Under the new IFRS standards, the TruLeaf deal will release this value, providing a spring-loaded macro tailwind for ProText as it advances its uplisting. The TruLeaf agreement is a key element in ProText’s strategy to re-book hidden value, enhancing its overall valuation and positioning it for future growth.

New Corporate Website, IR Suite, and EDGAR Reporting

ProText is in the final stages of launching its super high-tech corporate website, which will feature an integrated IR suite for real-time shareholder communication. This platform will allow for instant updates, ensuring transparency and engagement with investors.

Additionally, the company is moving toward voluntary EDGAR reporting, reinforcing its commitment to corporate governance and providing investors with real-time access to financial information. This enhances trust and underscores ProText’s commitment to transparency and best practices.

IFRS-Audited Financials and Uplisting Plans

ProText’s focus on IFRS-compliant audited financials is key to its uplisting strategy. The company is ensuring that it meets the required accounting standards, which will enhance its credibility in the eyes of institutional investors. The Deloitte valuation will be a critical step in proper price discovery and will assist in ensuring that the company is properly valued as it moves toward its uplisting to a major exchange.

Foreign Exchange Tailwinds and Profit Potential

ProText is well-positioned to take advantage of foreign exchange tailwinds, particularly as the USD weakens against the ZAR. As the USD/ZAR exchange rate continues to shift, ProText stands to gain not only revenue but also profit, further strengthening its financial position.

ProText’s ability to tokenize assets while capturing value from favorable forex fluctuations presents a significant opportunity for growth, making the company well-positioned for international expansion.

Sustainability and ESG Strategy

ProText’s commitment to sustainability is integral to its business model. The company is actively working to integrate carbon credits into its tokenization system, aligning with its zero-waste business model. As part of its broader ESG strategy, ProText is focused on environmental, social, and governance initiatives that support economic recovery and create long-term shareholder value.

About ProText Mobility, Inc. (OTC: TXTM)

ProText Mobility focuses on the research, testing, and development of highly bioavailable botanical formulations for nutraceutical and pharmaceutical applications. Through proprietary live-plant extraction technologies, the company aims to advance plant-based therapeutics that address global wellness and health needs.

Investor & Media Contact:
Dylon Du Plooy – dylon@rsammd.co.za
Dr. J – exportintl@aol.com

Website: https://ir.protxtm.com/

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X (Twitter): https://x.com/ProtextP

Forward-Looking Statements

This press release is provided solely as a general business update and does not constitute an offer to sell or the solicitation of an offer to buy any securities.

Certain statements contained herein are forward-looking statements, including but not limited to statements regarding the Company's anticipated audit timing, financial reporting plans, potential corporate name or ticker symbol changes, possible reverse stock split considerations, board composition efforts, credit facility discussions, registration statement process, and any potential uplisting or national exchange strategy.

These forward-looking statements are based on current expectations, assumptions, and internal planning, all of which are subject to substantial risks, uncertainties, regulatory review, market conditions, third-party actions, and other factors, many of which are outside the Company's control. There can be no assurance that any audit will be completed by any particular date, that any registration statement will become effective, that any financing facility will be secured, that any corporate action will occur, or that the Company will satisfy the requirements for or successfully complete any uplisting or exchange listing.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update these statements except as required by applicable law.